UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2012

Vycor Medical, Inc.

(Exact name of registrant)

Delaware	333-149782	20-3369218
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3651 FAU Blvd.

Boca Raton, FL 33431

(Address of principal executive offices and zip code)

561-558-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 4, 2012, Vycor Medical, Inc. (“Vycor” or the “Company”) and its wholly-owned subsidiary, NovaVision, Inc. (“NovaVision”), entered into various agreements with Professor Arash Sahraie (“Prof. Sahraie”) and the University of Aberdeen (Scotland) (the “University”), relating to the acquisition of all of the shares of Sight Science, Ltd. (“Sight Science”) by NovaVision (the “Transaction”).  The Company, NovaVision, Prof. Sahraie and the University are hereinafter collectively referred to as the “Parties”.

Sight Science was established in 2009 based on the research of Professor Sahraie at the University.  Sight Science provides an interactive computer-based therapy called Neuro Eye Therapy or NeET (“NeET”) which patients administer at home. To date, over 100 patients have utilized NeET.  Sight Science is owned jointly by Prof. Sahraie and the University.  Sight Science has a portfolio of patents granted in UK, France, Germany, Switzerland and Singapore. Prof. Sahraie has conducted extensive research on blindsight and residual visual processing after brain injury.

As part of the Transaction, Prof. Sahraie has agreed to join NovaVision as its Chief Scientific Officer on a part-time secondment basis from the University for a minimum of 5 years. Prof. Sahraie will be responsible for driving NovaVision’s scientific effort to develop and validate technologies in vision rehabilitation for visual field defects resulting from brain injury. The acquisition will also create a long-term relationship between the Company, NovaVision and the University, which is a leading medical research center.  In connection with the Transaction, the University entered into an Option Agreement with Sight Science whereby Sight Science is granted an option over certain related developments created by Prof. Sahraie and his laboratory.  The University also entered into a Patent Agreement and Assignation Agreement with Sight Science where all the  intellectual property held by the University and which was related to Sight Science’s business was assigned to Sight Science.

In consideration of the Share Purchase Agreement and other Transaction agreements, the Company agreed to pay the Sight Science shareholders £200,000 (approx. US$ 310,000) cash, of which £100,000 (approx. US$155,000) was paid at the Closing and an additional £100,000 (approx. US$155,00) cash to be paid to the Sight Science shareholders on the one-year anniversary of the Closing.  In addition, the Sight Science shareholders received at Closing further consideration in the form of 14,350,000 restricted shares of the Company, which are the subject of lock-up agreements between the Parties.

The foregoing description of the terms of the Transaction is qualified by reference to the Share Purchase Agreement, which is attached hereto as Exhibit 2.1, the Patent Agreement which is attached hereto as Exhibit 2.2, the Assignation Agreement which is attached hereto as Exhibit 2.3, the Secondment Agreement which is attached hereto as Exhibit 2.4, the Option Agreement which is attached as Exhibit 2.5 and the Non-Compete, Nondisclosure and Ownership of Intellectual Property Agreement which is attached as Exhibit 2.6.

A copy of the press release, dated January 10, 2012, announcing the closing of the Transaction is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The financial statements required by this item are not included in this Current Report on form 8-K. The financial statements will be provided in an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

(b)  Pro Forma Financial Information

The pro forma financial information required by this item is not included in this Current Report on form 8-K. The pro forma financial information will be provided in an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

(d)	Exhibits

Exhibit 2.1.

Share Purchase Agreement, dated as of January 4, 2012, by and between Vycor Medical, Inc., NovaVision, Inc., Professor Arash Sahraie and the University of Aberdeen (Scotland).

Exhibit 2.2

Patent Agreement dated as of January 4, 2012, by and between the University of Aberdeen (Scotland) and Sight Science, Ltd.

Exhibit 2.3

Staff Secondment Agreement dated as of January 4, 2012, by and between the University of Aberdeen (Scotland) and NovaVision, Inc.

Exhibit 2.4

Option Agreement dated as of January 4, 2012, by and between the University of Aberdeen (Scotland) and Sight Science, Ltd.

Exhibit 2.5

Non-Compete, Nondisclosure, and Ownership of Intellectual Property Agreement dated as of January 4 2012, by and between Vycor Medical, Inc., NovaVision, Inc. and Prof. Sahraie.

Exhibit 99.1.

Vycor Medical, Inc. Press Release dated January 10, 2012 pertaining to the Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

By:	/s/ David Cantor
Name:	David Cantor
Title:	President

Dated:  January 10, 2012